UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders of United Stationers Inc. (the “Company”) was held in Deerfield, Illinois on Wednesday, May 15, 2013.

(b)	The following matters were voted on by the Company’s Stockholders at the Annual Meeting and received the following votes:

1.	Proposal 1 – Election of One Class II Director to serve for a two-year term expiring in 2015.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Roy W. Haley	37,304,172	553,746	1,019,256

Election of three Class III Directors each to serve for a three-year term expiring in 2016:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Susan J. Riley	37,598,294	259,624	1,019,256
Alexander M. Schmelkin	37,426,686	431,232	1,019,256
Alex D. Zoghlin	37,641,029	216,889	1,019,256

2.	Proposal 2 – A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
No. of Shares	37,795,268	1,065,815	16,091	0

3.	Proposal 3 – An advisory (nonbinding) vote on the compensation of the Company’s named executive officers:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
No. of Shares	37,250,370	567,512	40,036	1,019,256

(c)	Not applicable

(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: May 20, 2013	/s/ Eric A. Blanchard
Senior Vice President, General Counsel and Secretary